Exhibit 99.2


                                                    Filed by IAC/InterActiveCorp
                                                            Pursuant to Rule 425
                                                Under the Securities Act of 1933
                                                    Deemed filed and Rule 14a-12
                                       Under the Securities Exchange Act of 1934
                                                     Commission File No. 0-20570


                           [IAC/INTERACTIVECORP LOGO]


                             LETTER TO SHAREHOLDERS

This letter is intended to explain and give context to our actions. We believe greater value can be created in the configuration we announce today than any other, and from this all else flows. This is entirely an elective...there is nothing else that pushed us, no transaction, no inherent worry that led us to take this course at this time.

In the nine years since the creation of IAC, we have acquired and built a great collection of businesses, in categories comprising the lion's share of interactive commerce, each business with its own compelling story of success and growth. In a way you could say we are the victims of our own success. HSN, Ticketmaster, and Match.com, for example, have each grown very substantially since we acquired them. And, while still embryonic, our Financial Services and Local businesses - including LendingTree, RealEstate.com, Citysearch, ServiceMagic, Entertainment Publications, and Evite -- are poised for similar great growth.

One of our most compelling successes has been our travel business, which started in 1999 with our small acquisition of Hotel Reservations Network (now, of course, Hotels.com), followed in 2001 by our acquisition of a controlling interest in Expedia when that business was a fraction of its current size. Those businesses have had tremendous growth...to the point where they now represent over 50% of IAC's earnings, and dwarf each of our other operations. Many of those, standing on their own, have real import and significance but are considered irrelevant in the current construct.

The result of our success in travel, and its present overweighting, is that IAC is viewed by the world as a Travel Company. While anyone who doubts that we love the travel business would be wrong, we've come to discover that this perception actually hinders the ability of our company to grow, both outside travel and inside of it. Outside travel, it hinders growth through acquisition because non-travel companies generally don't want to accept what they view as a travel stock. Inside travel, acquisition growth, already hindered without a pure travel currency, would amplify IAC's imbalance, making it even harder for us to grow outside of travel.

For the company and our shareholders these are negative consequences we want to correct. We had hoped that our natural progress over time would ameliorate this, but given the size of our travel business and the growth in travel we anticipate, we can't count on our ability to 'balance' IAC by our own hand in the near future, either through acquisition or internally.

So I'm convinced, and our Board is convinced, that separating IAC into two companies is the right course...

EXPEDIA will be large and growing, the world's leading online travel company with the mission of becoming the largest provider of travel in the world. Expedia will generate significant cash and have its own security, enabling it to participate with full flexibility in the ongoing evolution and likely consolidation in the travel category.

The online travel business has grown and matured since we entered it, with the concomitant attraction of strong competitors ... horizontal, vertical, and the new word 'meta.' This of course brings a variety of challenges, along with great opportunities, as the matrix of relationships among suppliers, intermediaries, distributors and consumers works itself out. It requires complete focus and nimbleness to maneuver in this environment, along with the flexibility that comes from a pure currency. In the new configuration, Expedia will have the chance to grow every which way, according only to the demands of the marketplace it serves, without any of the gating concerns that are inherent in being part of IAC. Our travel business, with the leadership positions it has built in the U.S. and internationally, is in an incredibly strong position to meet these substantial challenges and opportunities...and it will be best served unleashed and empowered as a stand-alone entity.

IAC, post-transaction, will be a diversified interactive commerce company, with a mix of established and embryonic businesses, united by a spirit of opportunism and entrepreneurship. IAC will be excellently capitalized and perfectly positioned not only to grow its existing businesses, but to identify and pursue young or underappreciated interactive companies with strong growth potential...something our history shows is one of our real attributes.

We don't believe the interactive revolution is over, to say the least; we believe big opportunities will continue to be available to companies and management teams able to spot real potential for growth and seize it, and that playing with one hand tied behind our back as the next phase of internet growth and convergence unfolds would be intolerable.

This transaction really is a simplifying event. Expedia will become a very straightforward company post-transaction, and I believe in that configuration its size and dominance will be much more positively seen than currently. For IAC, our complexity would be reduced and our clarity as a balanced and diversified interactive commerce company will come through - until of course, we again happily find a business whose growth and dominance in a category far outweighs all else, and then the entity and our shareholders are best served for it to be set free.

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
At both IAC and Expedia, the result of the split will be closer alignment of employee performance and shareholder returns, which we believe will energize both sets of employees.

And at both IAC and Expedia, I couldn't be more enthusiastic about the key leaders and their talents. Dara Khosrowshahi is perfectly suited to be the CEO of Expedia the public company; and he has a superb collection of managers, as IAC has a similar group of great talent.

At both companies we'll continue to take every advantage from the collection of businesses under each roof - people movement; exchanging best practices and lessons learned; cost savings from strategic sourcing and other initiatives; sharing traffic and other beneficial inter-company arrangements. We've made real progress here since the buy-in of our public subsidiaries one and one-half years ago...and over time I have no doubt that we'd see more and more benefit from cross-company activities. In finalizing the split, we'll preserve, as much as we practically can, the benefits of the interrelationships between the IAC businesses and the Expedia businesses. We do intend to put in place strong commercial relationships between IAC and Expedia, and yes, some of the easy benefits of operating as one enterprise will be given up, but we believe the advantages of separation far outweigh all else.

Another benefit of the transaction is that our current and prospective shareholders will get enhanced visibility into both companies. I imagine that some hearing today's news may wonder whether the split of the companies is simply an elegant (or not so elegant) casting away of our travel businesses as the competition in that sector increases. I can tell you my answer directly: it is not. And believing as strongly as I do in the prospects of both companies, my equity holdings will be treated the same as that of our shareholders and will be split proportionately between the two companies, with each company ultimately representing a very substantial portion of what I have worked long and hard to accumulate. Finally, I intend to be a most active Chairman at Expedia, in addition to serving as both Chairman and CEO of IAC...people who would worry about 'how my time is divided' should understand that with my equity balanced and given my current daily involvement in all of IAC's current businesses, this transaction ought to provide enhanced focus on each entity - and I'm very excited and energized by the opportunities in both.

With apologies to making any claim, one of the defining attributes of IAC, since the beginning, has been a refusal to be constrained by conventional wisdom...believing instead that a willingness to change - to 'turn on a dime' -- without being hostage to the past or any other consideration where we see opportunity, is a great way to create great value.

Separating the Company into two businesses will allow IAC to do what it does best, and Expedia to pursue its pure mission as a travel company. It is, I believe, exactly the right move at this moment in our history and evolution.

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
Often the most obvious solutions are elusive, and this one came upon us, first as a revelation that instinctively seemed just right - both freeing and energizing, followed by an intensive examination to find any flaw - and then, after finding none, a great desire to get on with it. Now, having made the announcement in the ending days of 2004, all my colleagues will be organizing themselves to start the new year with a fresh, clear and invigorating mandate for the future - as good a holiday present as we could hope to give to ourselves and our shareholders.


                                                              Barry Diller














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
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to IAC's anticipated financial performance, business prospects, and similar matters, and/or statements preceded by, followed by or that include the words "expects," "anticipates," "contemplates," "intends," "plans," or similar expressions. These forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including the risks inherent in separating Expedia from IAC; costs related to the proposed transaction; changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise; future regulatory and legislative actions and conditions affecting our operating areas; actions and initiatives by current and potential competitors; the ability to expand into and successfully operate in international markets, and other risks described in IAC's filings with the Securities and Exchange Commission (the "SEC). Other unknown or unpredictable factors also could have material adverse effects on IAC's and Expedia's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

IAC is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.


ADDITIONAL  INFORMATION
In connection with the proposed spin-off it is currently expected that IAC will file a proxy statement/prospectus with the SEC. Stockholders of IAC are urged to read the proxy statement/prospectus, when it becomes available, because it will contain important information about IAC, the proposed spin-off transaction and related matters. Investors and security holders can obtain free copies of the proxy statement/prospectus when it becomes available by contacting Investor Relations, IAC/InterActiveCorp, Carnegie Hall Tower, 152 W. 57th Street, 42nd Floor, New York, NY 10019 (Telephone: (212) 314-7400). Investors and security holders can also obtain free copies of the proxy statement/prospectus and other documents filed by IAC and Expedia with the SEC in connection with the proposed spin-off transaction at the SEC's web site at WWW.SEC.GOV.

In addition to the proxy statement, IAC files annual, quarterly and current reports, proxy statements and other information with the SEC, each of which should be available at the

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
SEC's web site at WWW.SEC.GOV. You may also read and copy any reports, statements and other information filed by IAC at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

IAC and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of IAC's stockholders to approve the proposed spin-off transaction. Such individuals may have interests in the transaction as described herein, including as a result of current holdings of options or shares of IAC's stock and future holdings of options or shares of Expedia's stock, which will be impacted in the transaction. Information regarding IAC and the equity interests of its directors and officers who may be deemed to be participants in the solicitation of proxies is contained in IAC's proxy statement, filed with the SEC on April 29, 2004.

As filed with the SEC December 21, 2004.







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